SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Provident Bancorp, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                (To be applied for)
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



400 Rella Boulevard, Montebello, New York                       10901
------------------------------------------                      -----
(Address of Principal Executive Offices)                      (Zip Code)

     If this form relates to the                   If this form relates to the
     registration of a class of                    registration of a class of
     securities pursuant to                        securities pursuant to
     Section 12(b) of the Exchange                 Section 12(g) of the Exchange
     Act and is effective pursuant                 Act and is effective pursuant
     to General Instruction A.(c),                 to General Instruction A.(d),
     please check the following                    please check the following
     box.  | |                                     box.  |x|

         Securities Act registration statement file number to which this form relates: 333-108795

         Securities to be registered pursuant to Section 12(b) of the Act.

          None                                                 N/A
      --------------                            --------------------------------
     (Title of Class)                           (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Description of Capital Stock of Provident Bancorp Following the Conversion," and "Restrictions on Acquisition of Provident Bancorp" in the Registrant's Registration Statement on Form S-1 (File No. 333-108795), as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to ""Description of Capital Stock of Provident Bancorp Following the Conversion," and "Restrictions on Acquisition of Provident Bancorp" in the Registrant's Registration Statement on Form S-1 (Registration Number 333-108795), as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form S-1 (Registration Number 333-108795) as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003, is hereby incorporated by reference.

     2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003).

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed September 15, 2003 and as amended on October 31, 2003 and November 10, 2003).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           PROVIDENT BANCORP, INC.



Date: January 13, 2004                  By: /s/ George Strayton
                                           -------------------------------------
                                           George Strayton
                                           President and Chief Executive Officer